Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Definitive Agreement to Purchase Technology square at MIT

PASADENA, CA. - July 20, 2006 - Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced that an affiliate has entered into a definitive agreement with an affiliate of the Massachusetts Institute of Technology ("MIT") to purchase all, or a substantial equity interest in the leasehold interest in 10.4 acres commonly known as Technology Square at MIT ("Tech Square") in Cambridge, Massachusetts. Alexandria will purchase Tech Square, a seven building campus (including a 1,593 space covered car parking garage and a 49 space surface parking lot) containing approximately 1.2 million square feet, for $600 million (subject to MIT retaining up to a 10% interest). The purchase price includes the assumption of the existing financing of approximately $225 million with an interest rate of 5.26%. The transaction is expected to close in the third quarter of 2006. Regarded as the premier location in one of the largest, most diversified and important life science clusters in the world, the acquisition, continuing redevelopment and integration of Tech Square further enhances Alexandria's leadership position as the Landlord of Choice to the Life Science Industry®. "We are honored and proud to be the chosen partner of MIT," said Joel S. Marcus, Chief Executive Officer of Alexandria.

MIT acquired Tech Square in 2001 and developed four new buildings exceeding approximately 607,000 square feet while redeveloping two existing buildings encompassing approximately 382,000 square feet, resulting in a highly sought after, substantially new, class A campus. One building consisting of approximately 177,000 square feet is currently under redevelopment. This building, capable of being converted to Alexandria's proprietary Labspace® product, together with other selective non-laboratory spaces within the campus, are anticipated to undergo conversion subsequent to the closing of this transaction. "MIT is very pleased to be entering into a new strategic relationship with Alexandria. Technology Square is ideally located at the epicenter of educational and business interaction in Cambridge. The substantial expertise and experience that Alexandria brings to Technology Square will surely enhance the future of this successful life science center," said Steven C. Marsh, Managing Director, Real Estate of MIT Investment Management Company. "We are delighted by the outcome of this transaction. It is a true win for all parties involved," said Elizabeth Thomas of Cushman & Wakefield - New England's Capital Markets Team, who represented MIT as the selling broker in this transaction.

Tech Square has attracted a tenant roster unmatched by any other complex in Cambridge. Its blue chip tenancy, with lease expirations at various dates through 2018, features MIT and the Novartis Institutes for Biomedical Research ("NIBR"), two triple-A rated entities, which account for nearly one half of Tech Square's square footage and nearly two-thirds of its net income. The anchor tenant for the campus is NIBR, the research arm of the world's fourth-largest pharmaceutical company, Novartis AG. In 2002, Novartis announced the creation of NIBR and the relocation of this research headquarters from Basel, Switzerland to Cambridge. Novartis' businesses last year achieved net sales of $32.2 billion, net income of $6.1 billion and the company invested approximately $4.8 billion in research and development. Tech Square's second major anchor tenant is MIT, whose endowment exceeds $8.0 billion. MIT is an independent, coeducational and privately endowed institution founded in 1861, whose mission is to advance knowledge and educate students in science, technology and other areas of scholarship that will best serve the nation and the world in the 21st century. MIT has a long history of cooperative interaction with industry, and its graduates and faculty are vigorously entrepreneurial. A 1997 study found that MIT graduates and faculty had formed more than 4,000 companies employing over 1.1 million workers. Other major tenants at Tech Square include Forrester Research, an independent technology and market research firm with annual revenues exceeding $150 million, and Dyax Corporation, a publicly-traded, cutting-edge biopharmaceutical company developing antibodies, small proteins and peptides as therapeutics.

Tech Square is located at the heart of the East Cambridge/Kendall Square life sciences submarket, containing one of the densest concentrations of scientific talent in the world. Just across Main Street on the MIT campus are the buildings of MIT's renowned Department of Biology: the Koch Biology Building, the Center for Cancer Research, and the Brain and Cognitive Sciences Complex. One block away is the independent Whitehead Institute for Biomedical Research and the newly-arrived Broad Institute, an entity which was formed as a major research collaboration between MIT and Harvard University. The headquarters and research laboratories of some of the nation's most successful biotechnology companies are also within close proximity. The area is rich in urban amenities, and the Kendall Square neighborhood, where Tech Square is situated, will soon enjoy the addition of over 1,000 units of mid- and high-rise residential units, accelerating the area's transformation to a true "24/7" community with tremendous appeal to the growing life science workforce.

Massachusetts' vaunted life science cluster was spawned by its renowned academic and healthcare institutions. MIT and Harvard lead the cluster's roster of 70 four-year colleges and universities. There are four leading medical schools: Harvard, Boston University, Tufts and the University of Massachusetts. These academic institutions, along with affiliated teaching hospitals such as Massachusetts General Hospital, Brigham & Women's Hospital, Children's Hospital, Beth Israel Deaconess Medical Center, Boston Medical Center, Tufts-New England Medical Center and UMass Memorial Medical Center, have led Massachusetts to continually rank as the nation's leader in per capita extramural NIH funding. Entrepreneurial scientists, engineers and physicians from these institutions teamed with Boston's venture capitalists and money managers and created early biotechnology success stories such as Biogen, Genetics Institute and Genzyme. Now, two decades later, there are well in excess of 500 companies and institutions, and many of the recent arrivals are large pharmaceutical companies seeking to tap the region's intellectual talent and technology base. While concentrated in Cambridge and Boston, Massachusetts' broader life science cluster includes significant activities in suburban communities such as Watertown, Waltham, Lexington/Bedford and Worcester. Alexandria is the dominant life science real estate operator in these collective submarkets.

Alexandria's assets and operations in the Massachusetts life science cluster market are broad and diverse from a product, geographic and tenant perspective, reflecting its dominant and unique platform. With 28 existing properties encompassing approximately 1.8 million square feet, the integration of Tech Square into its Massachusetts operations will extend Alexandria's sector leading asset base to approximately three million square feet. With more than 400,000 square feet of future development and redevelopment space imbedded in the existing asset base in its Massachusetts life science cluster market (not inclusive of Tech Square), Alexandria's future growth prospects in this very important life science cluster are strong. According to Alexandria's President James H. Richardson, "Massachusetts is home to one of the most diversified and concentrated clusters of innovative and life-changing health science communities in the world. Our long standing objective has been to ensure that our pre-eminent franchise and its operations reflect this depth and diversity. The addition and integration of Tech Square into Alexandria's Massachusetts operations further enhances our position as the dominant provider of World Class Space for World Class Science® both regionally as well as in North America."

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, acquisition and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, biodefense and translational research entities, as well as government agencies. The company's asset base currently consists of 142 properties comprising approximately 9.3 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.